Exhibit 99.1

         Sapient Announces Second Quarter Financial Results;
     Sequential Growth of 38% in Application Management Services

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 24, 2003--Sapient (NASDAQ:
SAPE), a leading business and technology consultancy, today announced financial results for its second quarter ended June 30, 2003.
    Consolidated service revenues for the quarter ended June 30, 2003 were $44.4 million, an increase of 1% from service revenues of $43.8 million for the first quarter of 2003, and an increase of 12% from service revenues of $39.7 million for the second quarter of 2002. Gross revenues were $46.8 million for the quarter ended June 30, 2003, which included $2.4 million of reimbursable expenses.
    Loss from continuing operations for the second quarter totaled $4.2 million, or $0.03 per diluted share, which included a $1.4 million charge for restructuring and other related charges. This compared to a loss from continuing operations of $3.8 million, or $0.03 per diluted share, for the first quarter of 2003 and $139.3 million, or $1.10 per diluted share, for the second quarter of 2002. The second quarter of 2002 loss from continuing operations included a $107.4 million charge for the impairment of goodwill and intangible assets and a $9.8 million charge for restructuring and other related charges.
    "Over the last year, we have continued to execute successfully against the plan we outlined, demonstrated by the significant year-over-year improvements in both the top and bottom lines," said Jerry A. Greenberg, Sapient's co-chairman and co-chief executive officer. "Equally important, our clients are leveraging all aspects of Sapient's services, including long-term planning, rapid project implementations and application management, as well as engaging us in multi-year agreements. An area of strong growth for us in the second quarter was application management services, which grew 38% quarter-over-quarter."

    Some recent examples in Sapient's application management services business include:

    -- For the Royal Mail group, Sapient is applying performance pricing, which ties a percentage of its fees to achieving agreed-upon business objectives, as it manages the online platform supporting the key business functions for Royal Mail's direct customer channels.
    -- For Hilton International, Sapient is helping to significantly lower the cost of managing e-business channels, while ensuring that applications are maintained, optimized and evolved to meet Hilton's current and future needs.
    -- For the Massachusetts Institute of Technology (MIT), Sapient is providing 24-hour e-mail and customer service support at reduced costs for OpenCourseWare, the electronic publishing initiative that offers educators, students and individual learners free access to all MIT course materials online.

    Some recent examples of planning and implementation work include:

    -- Designing and implementing a Business Extranet for Motorola's wireless carrier customers that provides a full suite of tools for its Marketing and Sales customers. It also provides Motorola with more robust customer management and reporting capabilities while giving users a much more personalized experience.
    -- Helping National City assess its mortgage loan origination system by identifying business requirements, estimating benefits and developing a plan to streamline processes, improve service and drive efficiencies.
    -- Partnering with JetBlue Airways to help the airline continue to increase sales, improve customer service and decrease distribution costs. Sapient will implement an improved content management system allowing JetBlue to quickly and easily add new products and services as the airline continues to grow, among other services provided to help JetBlue optimize its primary distribution channel.

    "Whether planning, implementing or managing applications, Sapient helps clients achieve superior returns by combining industry and business process knowledge, the certainty of a fixed price approach and an integrated global delivery model," added Greenberg. "With this combination, our track record for success is nearly three times the industry average, which translates into business results at a lower total cost of ownership for our clients."

    Conference Call

    Sapient will host a discussion of the second quarter results in a conference call today at 4:30 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/earnings.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from July 24 at 7:30 p.m. (ET) through July 30 at 11:59 p.m. (ET) by dialing (877) 660-6853 (within the U.S.) or (201) 612-7415 (outside the U.S.) and entering account number 1628 and conference ID 68359 when prompted.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the continued acceptance of the Company's services, the ability of the Company to manage its growth and projects effectively, and the other factors set forth in the Company's most recent Form 10-K and quarterly Form 10-Q, as filed with the SEC.

    About Sapient

    Sapient, a leading business and technology consultancy, helps Global 2000 clients achieve measurable business results through the rapid application and support of advanced technology on a fixed-price basis. Founded in 1991, Sapient employs approximately 1,500 people in offices in Atlanta, Cambridge (Mass.), Chicago, Dusseldorf, London, Los Angeles, Munich, New Delhi, New York, San Francisco, Toronto and Washington, D.C. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.


Consolidated Balance Sheets
                                             June 30,   December 31,
                                               2003        2002
                                                 (Unaudited)
Assets                                         (In thousands)
Current Assets:
Cash, restricted cash and marketable
 investments                                $130,319     $154,277
Accounts receivable, net                      35,175       29,134
Unbilled revenues on contracts                 8,674       11,468
Prepaid expenses and other current assets      6,548        7,366
  Total current assets                       180,716      202,245

Restricted cash and marketable investments    26,222       27,085
Net fixed assets and other assets             21,565       31,937
Net intangible assets                          1,605        1,386
                                              49,392       60,408

  Total assets                              $230,108     $262,653

Liabilities and stockholders' equity

Current Liabilities:
Accounts payable and accrued expenses        $25,181      $24,031
Accrued restructuring costs, current
 portion                                      25,870       36,466
Income taxes payable                             888          513
Deferred revenues on contracts                 2,824        5,910
  Total current liabilities                   54,763       66,920
Accrued restructuring costs, net of current
 portion                                      28,751       37,110
Other long term liabilities                      760        2,819
                                              84,274      106,849


Stockholders' equity                         145,834      155,804

  Total liabilities and stockholders'
   equity                                   $230,108     $262,653



Consolidated Statements of Operations

                                Three months ended   Six months ended
                                     June 30,            June 30,
                                   2003       2002    2003      2002
                                             (Unaudited)
                                  (In thousands, except per share
                                               amounts)
Revenues:
  Service revenues              $44,439    $39,741  $88,285   $88,864
  Reimbursable expenses           2,347      2,050    4,701     4,722
    Total gross revenues         46,786     41,791   92,986    93,586

Operating Expenses:
  Project personnel costs,
   before reimbursable expenses  27,508     33,201   55,896    74,220
  Reimbursable expenses           2,347      2,050    4,701     4,722
    Total project personnel
     costs                       29,855     35,251   60,597    78,942

  Selling and marketing costs     4,824      7,002    9,975    13,805
  General and administrative
   costs                         14,219     21,350   27,752    45,694
  Restructuring and other
   related charges                1,398      9,778    1,398    58,513
  Impairment of goodwill and
   intangible assets                  -    107,430        -   107,430
  Stock-based compensation          305        701      689     1,339
  Amortization of intangible
   assets                           727      1,566    1,325     3,132

Total operating expenses         51,328    183,078  101,736   308,855

  Loss from operations           (4,542)  (141,287)  (8,750) (215,269)

Other income (expense)             (170)     1,763     (196)    1,759
Interest income                     792      1,229    1,631     2,413
  Loss before income taxes and
   net equity loss from
   investees                     (3,920)  (138,295)  (7,315) (211,097)

Income tax provision (benefit)      270        451      625   (19,009)
  Loss before net equity loss
   from investees                (4,190)  (138,746)  (7,940) (192,088)
Net equity loss from investees        -       (529)       -      (535)
Loss from continuing operations  (4,190)  (139,275)  (7,940) (192,623)
Loss from discontinued
 operations                           -       (453)       -    (1,077)

  Net loss                      $(4,190) $(139,728) $(7,940)$(193,700)

Basic and diluted loss per
 share:
Continuing operations            $(0.03)    $(1.10)  $(0.07)   $(1.52)
Discontinued operations          $    -     $(0.00)  $    -    $(0.01)
                                 $(0.03)    $(1.10)  $(0.07)   $(1.53)

Weighted average common shares  120,636    126,680  120,849   126,644
Dilutive common share
 equivalents                          -          -        -         -
Weighted average common shares
 and dilutive common
   share equivalents            120,636    126,680  120,849   126,644

    CONTACT: Sapient
             Investor Contact
             Lindsay Migliero, 617/768-4525
             lmigliero@sapient.com
             or
             Press Contact
             Luciana Duarte. 617/374-0310
             lduarte@sapient.com